EXHIBIT 99.1

Birchtech Corp Announces Reverse Stock Split to Support Planned Uplisting Strategy

CORSICANA, Texas – December 23, 2025 - Birchtech Corp. (TSX: BCHT) (OTCQB: BCHT) (“Birchtech” or the “Company”), a leader in specialty activated carbon technologies for sustainable air and water treatment, today announced that its Board of Directors has approved a 1-for-5 reverse stock split of its common stock (the “Reverse Split”).  The Reverse Split will be effective on December 26, 2025, with the Company’s common stock expected to begin trading on a split-adjusted basis at market open on December 31, 2025.

The Reverse Split is intended to increase the price per share of the Company’s common stock to support the Company’s efforts to improve the marketability of its shares, better position the Company for future strategic and capital market opportunities, and support the Company’s planned uplisting strategy.

The Company’s trading symbol will remain unchanged, although on the OTCQB a “D” will be temporarily appended as the fifth character on the trading symbol for 20 business days starting the effective date of the Reverse Split.

Stockholders of the Company previously authorized the Board to effect a reverse stock split of the Company’s common stock, ranging from 1-for-2 to 1-for-5, with the exact ratio to be set by the Board, which has now been done.

As a result of the Reverse Split, every five (5) shares of issued and outstanding common stock will be combined into one (1) share. The Reverse Split will not affect stockholders’ proportional ownership of the Company, except to the extent that the Reverse Split results in a stockholder owning a fractional share. No fractional shares will be issued; any fractional resulting from the Reverse Split will be rounded up to the next whole share. The Reverse Split will not affect the Company’s number of authorized shares or the par value of the common stock. Proportional adjustments will be made to outstanding equity awards, warrants, options, and other securities in accordance with their terms. Transfer Online, Inc., the Company’s transfer agent, will act as exchange agent for the Reverse Split and will send instructions to stockholders of record regarding the process for exchanging share certificates. Shareholders holding shares in book-entry form, in brokerage accounts, or in “street name” are not required to take any action to reflect the Reverse Split.

Richard MacPherson, President & CEO of Birchtech Corp., said: “This reverse stock split is expected to elevate the Company’s capital market profile, which we believe will enable us to unlock access to the largest pool of institutional capital in the world, which we believe positions us to broaden our reach and enhance liquidity.”

About Birchtech Corp.

Birchtech Corp. (TSX: BCHT) (OTCQB: BCHT) is a leader in specialty activated carbon technologies, serving as America’s Clean Coal and Clean Water Company by delivering innovative solutions for air and water purification to support a cleaner, more sustainable future. The Company provides patented SEA® sorbent technologies for mercury emissions capture for the coal-fired utility sector and is developing disruptive water purification technologies with a specialization on forever chemicals such as PFAS and PFOS. Backed by a strong intellectual property portfolio and a world-class team of activated carbon experts, Birchtech provides cleaner air to North American communities and is applying this expertise to a novel approach in water purification. To learn more, please visit www.birchtech.com.

1

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward-looking statements” that are made pursuant to the Safe Harbor Provisions of the U.S. Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements are generally identified by using words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release include statements relating to expected developments and growth in Birchtech’s business. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Birchtech does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance or other forward-looking statements contained in this release can be found in Birchtech’s periodic filings with the Securities and Exchange Commission or Canadian securities regulators.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

BCHT@mzgroup.us

www.mzgroup.us

2